Exhibit 10.30

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Sento Corporation Sento Technical Services Corporation Xtrasource Acquisition, Inc.
Date:	Effective as of March 31, 2005

        THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrowers named above (collectively, the "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them, dated April 15, 2003 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

        1.    Definition.    In the definition of Eligible Accounts on page 9 of the Loan Agreement, the following words after the double asterisks at the end of the definition are hereby deleted: "**; provided, however, such percentage shall be 50% with respect to Accounts for which Network Associates US is the Account Debtor or for which Intuit, Inc. is the Account Debtor."

        The following is hereby added in replacement of such language:

        "**; provided, however, such percentage shall be (a) 50% with respect to Accounts for which Network Associates US is the Account Debtor; and (b) 40% with respect to Accounts for which Overstock.com, Inc. is the Account Debtor from September 30 until February 28, and shall be 30% with respect to Accounts for which Overstock.com, Inc. is the Account Debtor from March 31 until August 31."

        2.    Fee.    In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon the loan fees set forth in the Second Amended and Restated Schedule to Loan and Security Agreement, plus Silicon's out-of-pocket expenses incurred by Silicon in connection with this Amendment. Such fees shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said such fees to Borrower's loan account.

        3.    Waiver.    Silicon waives Borrower's existing default under the Loan Agreement consisting of Borrower's failure to comply with the Minimum Debt Service Coverage Ratio as of February 28, 2005. Silicon's waiver of Borrower's compliance with this covenant is only for the foregoing period. For the month ending March 31, 2005, Borrower shall be required to comply with the Liquidity Coverage covenant set forth in the Second Amended and Restated Schedule to Loan and Security Agreement executed contemporaneously herewith.

        Silicon's agreement to waive the default (1) is not an agreement to waive Borrower's compliance with the covenants for other dates and (2) will not limit or impair the Silicon's right to demand strict performance of these covenants as of all other dates and (3) does not limit or impair the Silicon's right to demand strict performance of all other covenants as of any date.

        4.    Representations True.    Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        5.    General Provisions.    This Amendment, the Loan Agreement, the Schedule, any prior written amendments to the Loan Agreement or the Schedule signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
SENTO CORPORATION		SILICON VALLEY BANK
By	President or Vice President	By
By	Secretary or Ass't Secretary	Title

Borrower:
SENTO TECHNICAL SERVICES CORPORATION
By	President or Vice President
By	Secretary or Ass't Secretary
Borrower:
XTRASOURCE ACQUISITION, INC.
By	President or Vice President
By	Secretary or Ass't Secretary